UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	87-0450450
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Waukegan Rd., Suite 100 Lake Bluff, Illinois	60044
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

Securities Act registration statement file number to which this form relates (if applicable):  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of CGI Holding Corporation (the “Registrant”) registered hereby is incorporated by reference from the “Description of Securities” section of the Registrant’s Registration Statement on Form SB-2 (File No. 333-121761) initially filed with the Securities and Exchange Commission on December 30, 2004, including all amendments and supplements thereto, and any prospectus relating thereto subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

                Not applicable.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CGI HOLDING CORPORATION

Date: February 28, 2005	By:	/s/ Gerard M. Jacobs
	Name:	Gerard M. Jacobs
	Title:	Chief Executive Officer